Exhibit 99.1

JELD-WEN Holding, Inc.

Consent of Director Nominee

I hereby consent to being named as a nominee for Director in the Registration Statement on Form S-1 (File No. 333-211761) of JELD-WEN Holding, Inc.

/s/ Gregory G. Maxwell
Gregory G. Maxwell

Dated: November 11, 2016